EXHIBIT 15





                                July 29, 1994





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:


          We are aware that Niagara Mohawk Power Corporation has included our report dated May 12, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statement on Form S-8 to be filed on or about July 29, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

                                   Very truly yours,


                                   PRICE WATERHOUSE